Exhibit (d) (8)
FIRST AMENDMENT TO THE
INVESTMENT SUBADVISORY AGREEMENT
BY AND BETWEEN
TRUSCO CAPITAL MANAGEMENT, INC.
AND
ALPHA EQUITY MANAGEMENT LLC
     Amendment as of April 1, 2008 to the Investment Subadvisory Agreement dated as of December 13, 2007 (the “Agreement”), by and between the Trusco Capital Management, Inc. (the “Adviser”) and Alpha Equity Management LLC (the “Subadviser”).
WITNESSETH:
WHEREAS, the Investment Adviser and Subadviser desire to amend the Agreement to reflect the current names of the Adviser and the STI Classic Funds (the “Trust”).
NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:
1.	The name of the Trust is RidgeWorth Funds.

2.	The name of the Adviser is RidgeWorth Capital Management, Inc.

3.	Except as specifically amended hereby, the Agreement remains in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Agreement to be signed by their respective duly authorized officers.

RidgeWorth Capital Management, Inc.
By: /s/ Patrick Paparelli
Name:	Patrick Paparelli
Title:	Managing Director

Alpha Equity Management LLC
By: /s/ Kevin M. Means
Name:	Kevin M. Means
Title:	Managing Director